Exhibit 99.1

Equity Bancshares, Inc.

PRESS RELEASE – 09/20/2021

Equity Bancshares, Inc. Initiates Quarterly Cash Dividend on Common Stock

WICHITA, Kansas (September 20, 2021) – The Equity Bancshares, Inc. (NASDAQ: EQBK) Board of Directors (“Board”) announced it has initiated a quarterly cash dividend to its stockholders.

The quarterly dividend of $0.08 per common share of Equity Bancshares, Inc. (“Equity” or “Company”) Class A stock is payable on October 14, 2021 to stockholders of record at the close of business on September 30, 2021. Future dividends will be subject to Board approval.

“We’re pleased to declare a dividend to our stockholders for the first time in our Company’s history. We have been evaluating this as our Company and profits have each continued to grow,” said Brad Elliott, Chairman and CEO of Equity. “We appreciate the support of our stockholders and the ongoing efforts of our Equity Bank teams throughout our four-state footprint to continue to deliver expertise, innovation, and local service to our customer base.”

The Board also authorized the repurchase of up to 1,000,000 shares of Equity’s outstanding common stock, par value $0.01 per share, from time to time, beginning October 29, 2021 and concluding October 28, 2022. The repurchase program does not obligate Equity to acquire a specific dollar amount or number of shares, and it may be extended, modified or discontinued at any time without notice.  The repurchase program is subject to non-objection from the Federal Reserve Bank.

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the parent company of Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, and treasury management services. As of June 30, 2021, Equity had approximately $4.2 billion in consolidated total assets, with full-service locations in Kansas, Missouri, Arkansas and Oklahoma, including corporate offices in Wichita.

Equity announced its merger with American State Bancshares, Inc. (“ASBT”), a bank holding company with $780 million in assets, headquarters in Wichita, Kansas, and American State Bank and Trust Company locations in its Kansas footprint. Equity will complete its merger with ASBT in October 2021, which will be the Company’s 18th bank combination, including 10 since the Company’s initial public offering in 2015.

Equity provides an enhanced banking experience for customers through a suite of sophisticated banking products and services tailored to their needs, while delivering the high-quality, relationship-based customer service of a community bank. Equity’s common stock is traded on the NASDAQ Global Select Market under the symbol “EQBK.” Learn more at www.equitybank.com.

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature.  These forward-looking statements are not historical facts,

Exhibit 99.1

Equity Bancshares, Inc.

PRESS RELEASE – 09/20/2021

and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  Factors that could cause actual results to differ materially from Equity’s expectations include COVID-19 related impacts; competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses; and similar variables. The foregoing list of factors is not exhaustive.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2021, and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, such as COVID-19, and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

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Media Contact:

John J. Hanley

SVP, Director of Marketing

Equity Bancshares, Inc.

(913) 583-8004

jhanley@equitybank.com

Investor Contact:

Chris Navratil

SVP, Finance

Equity Bancshares, Inc.

(316) 612-6014

cnavratil@equitybank.com